Exhibit 10.1

【投资人服务协议模板】

Form of Investors Service Agreement

本服务协议由以下双方于 年 月 日在 签署：

This Service Agreement is executed by both Parties on Month Day, Year:

甲方：杭州龙运网络科技有限公司

Party A: Hangzhou Longyun Internet Technology Co. Ltd.

营业执照注册号/身份证号码：

Registration No. of Business License/ID No.:

地址：

Address:

电话：

Telephone:

乙方：

Party B:

Registration No. of Business License:

地址：

Address:

电话：

Telephone:

鉴于：

Whereas:

1、甲方，杭州龙运网络科技有限公司，成功运营易投众筹网站，依托专业的技术团队和众多的融资人，能够为乙方提供安全高效的众筹项目，以期实现互联网便捷融资、投资、管理的目标；

Party A (Hangzhou Longyun Internet Technology Co. Ltd. ) successfully operates 5etou Crowdfunding Website, based on its professional investors’ group and numerous financiers, it can provide safe and efficient crowdfunding Projects for Party A, to achieve the goal of convenient financing, investment and management through internet.

2、乙方， 公司/ 个人，作为投资人，拟通过平台，搜集项目信息，进行投资。

Party B ( Company/ Individual) as an investor, intends to collect project information and make investments through the platform.

本着诚实、守信、自愿、公平的原则，现甲乙双方经协商一致达成《投资人服务协议》（以下简称“本协议”）如下，以资共同遵守：

Based on the principal of honest, trustworthy, voluntariness, and fairness, both Parties enter into the Investor Service Agreement (“this Agreement”) by consensus and agree as follows:

第1条      服务事项

Section One: Service Matters

1.1在本协议项下，甲方通过其管理的易投众筹网站将众筹成功的项目引荐给乙方，并根据实际情况就交易的结构、定价、尽职调查及其它相关事情做出安排。

Under this Agreement, Party A refers successful crowdfunding projects through 5etou Crowdfunding Website managed by it to Party B, and make arrangements of transaction structure, pricing, due diligence and other matters based on actual situations.

1.2 在本协议项下，甲方根据乙方的投资需求，向乙方披露项目信息。

Under this Agreement, Party A discloses project information to Party B according to its investment demands.

1.3乙方自主判断、选择投资的目标项目。乙方与目标项目的运营主体达成投资协议后，视为甲方引荐成功。

Party B shall choose target projects to invest based on its sole discretion. Referrals shall be considered as success when Party B enters into agreements with operators of the target projects.

第2条      服务期限

Section Two: Term of Service

2.1本协议自双方签署之日起生效，至本协议约定事项履行完毕日终止。

This Agreement becomes effective after the execution of both Parties, and terminates with complete fulfillment of this Agreement.

第3条      服务佣金

Section Three: Commissions of Service

3.1乙方项目投资成功后，超出预期 收益部分的收益作为甲方服务佣金。投资收益作为服务佣金的划分界线，以及佣金的支付方式由甲乙双方另行签订书面补充协议的方式作进一步安排。

After the success of project investments by Party B, earnings in exceed of expected earnings (RMB ) shall be considered as Party A’s commissions of service. Investment incomes shall be considered as the boundary of service commissions. Payment methods of commissions subject to further arrangements by supplemental agreements execute by both Parties.

第4条      甲方权利义务

Section Four: Rights and Obligations of Party A

4.1甲方作为易投众筹网站的运营方，勤勉、尽责的履行职责，有义务保证平台的正常运行;

As the operator of 5etou Crowdfunding Website, Party A shall perform its duties diligently and conscientiously, and has the obligation to ensure normal operation of the platform;

4.2甲方通过易投众筹网站向投资人提供信息交流和分享服务，将项目信息如实披露给投资人；

Party A shall provide information exchange and sharing services through 5etou Crowdfunding Website, and disclose project information to investors truthfully;

4.3易投众筹网站与专业律师事务所合作，有偿为乙方提供法律咨询、尽职调查、方案设计、交易众筹协议等法律文件起草等专业法律服务；

5etou Crowdfunding Website cooperates with professional law firms to provide paid professional legal services, include legal consultancy, due diligence, plan designation, and legal documents draft (i.e. transaction and crowdfunding agreements, etc.) to Party B.

4.4甲方有权就乙方的投资事宜收取服务费用。如在双方合作中，乙方违约，甲方有权拒绝为乙方继续提供服务。

Party A has the right to charge service fees for investment matters of Party B. If Party B defaults during the cooperation, then Party A has the right to refuse continually providing services to Party B.

4.5甲方及易投众筹网站不对乙方投资或其他交易作出任何担保或保证，包括但不限于：

Party A and 5etou Crowdfunding Website do not make any representations or warranties to Party B’s investments and other transactions, including without limitation to:

（1）不对乙方投资的项目能否达到预期的收益作出保证或者提供担保；

Do not make any representations or warranties to whether invested projects of Party B could reach expected earnings;

（2）不对融资人提供的所有商业方案是否满足乙方商业需求作出保证或者提供担保；

Do not make any representations or warranties to whether business plans provides by financiers meet the business demands of Party B.

（3）不对融资人披露的信息的真实性、有效性、完整性作出保证或者提供担保。

Do not make any representations or warranties to the authenticity, validity and completeness of information disclosed by financier.

第5条            乙方权利义务

Section 5      Party B’s Rights and Obligations

5.1乙方保证其符合中华人民共和国法律法规下投资人主体资格的相关规定；保证其具备法律规定的完全民事权利能力和民事行为能力，能够独立承担民事责任的自然人、法人或其他组织。

Party B guarantees its compliance with the Chinese laws and regulations with respect to the investment subject qualifications, its complete capacity for civil rights and complete capacity for civil actions and that it is an individual, legal entity or other organization with the ability to be independently responsible for civil liabilities.

5.2乙方保证其向平台和融资人提供信息和资料的真实性、完整性和有效性；乙方同意甲方和平台对其所提供信息和资料因虚假或者失效而引起的问题及其后果不承担任何责任。

Party B guarantees that the information and materials provided by Party B to the Platform and financier are true, complete, and valid. Party B agrees that Party A and the Platform shall have no liabilities to the issues and other consequences caused by the falsity or invalidation of the information or materials provided by Party B.

5.3乙方已理解并愿意承担投资风险可能造成的损失；乙方理解并同意甲方和平台对其投资损失不承担任何责任。

Party B has understood and is willing to undertake the potential damages caused by the investment risks. Party B understands and agrees that Party A and the Platform shall have no liabilities to any investment losses.

5.4乙方同意，如其违反任何法律或侵犯任何第三方权利，引起国家机关或第三方对甲方和平台提出的任何形式的惩罚、索赔、要求、诉讼，甲方和平台有权向其追偿相关损失，包括但不限于向国家机关或第三方支付的赔偿费、法律费用、名誉损失费。

Party B agrees that if it violated any laws or any third party’s rights, causing any government authorities or third parties to issue, file or initiate any penalties, claims, requests, suits, Party A and the Platform shall have the rights to recover related losses, including but not limited to the damages paid to the government authorities or third parties, legal fees, and reputation damages.

5.5乙方承诺不以任何方式损害或侵犯甲方、平台和融资人的知识产权、商业秘密和商誉。

Party B agrees it would not harm or injure the intellectual property rights, trade secrets or good will of Party A, the Platform or the financiers in any forms.

5.6乙方承诺并保证其用于投资的资金来源合法。

Party B agrees and warrants that the sources of the investment capitals are legal.

5.7乙方同意，若由于法律法规的变化，甲方和平台需要向乙方收集相关信息的，乙方承诺将配合提供该等信息给甲方和平台以完成该等信息收集。

Party B agrees that if Party A and the Platform need to collect relevant information due to the changes in laws and regulations, Party B shall cooperate and provide such information to Party A and the Platform to complete the collection of the information.

第6条            文本及生效

Section 6      Counterparts and Effectiveness

6.1本协议双方签署后生效，未尽事宜，由双方本着诚信原则友好协商并以签订补充协议的方式处理。

This Agreement shall be effective after the execution of the Parties. Any matters that have not been addressed or provided hereunder shall subject to the amendment agreements executed after the Parties’ negotiations in good faith.

6.2本协议一式两份，双方各执壹份，具有同等法律效力。

This Agreement is executed in two counterparts, each of which shall be deemed to have the same legal effects. Each party shall hold one.

第7条            其他

Section 7       Miscellaneous

本服务协议适用中华人民共和国有关法律。凡因本服务协议范本所发生的或与之相关的任何争议，双方应友好协商解决。如不能协商解决的，任何一方均可向乙方所在地的人民法院起诉。

This Service Agreement shall be subject to the laws and regulations of People’s Republic of China. Any dispute arising from this Service Agreement shall be resolved through negotiation in good faith. Provided, however, that it could not be resolved by negotiation, either party can file a lawsuit in the court seated in Party B’s residence.

甲方(盖章)：

Party A (Seal):

法定代表人/授权代表人：

Legal Representative:

签约时间：年月日

Date: (yyyy/mm/dd)

乙方(盖章)：

Party B (Seal):

法定代表人/授权代表人：

Legal Representative:

签约时间：年月日

Date: (yyyy/mm/dd)